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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                 ---------------



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):        March 12, 1999
                                                  -----------------------------


                          THERMACELL TECHNOLOGIES, INC.
                          ----------------------------
               (Exact name of registrant as specified in charter)



          FLORIDA                    0-21279                    59-3223708
          -------                    -------                    ----------
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)


             1125 COMMERCE BLVD., SARASOTA, FLORIDA              34243
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               (Address of principal executive offices)        (Zip Code)



Registrant's telephone Number, including area code         (941) 358-0306
                                                   ---------------------------



                             N/A
 -------------------------------------------------------------
 (Former name or former address, if changed since last report)


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Item 5.  Other Events.

On March 12, 1999, ThermaCell Technologies, Inc. extended the terms of certain shareholder lock-up agreements through March 12, 2000. The shareholder lock-up agreements were originally executed in February 1997 and covered 1,198,096 shares of common stock of the Company. The shares subject to the lock-up had been issued in reliance on exemptions from the registration requirements of the Securities Acts prior to the Company's initial public offering of stock. Under the lock-up agreements, the affected shareholders agreed not to sell or otherwise dispose of the shares of the Company they then held for a period of two years from the date the Company's public offering of shares became effective, which was March 12, 1997. The agreements could be extended for an additional year if the Company did not meet certain income goals described in the agreements. On March 12, 1999, the Company invoked those extension provisions and extended the lock-up agreements until March 12, 2000.

Item 7.           Financial Statements and Exhibits.

(c) Exhibits.

     (4) Form of Shareholder lock-up agreement*

     (20) Letter to Shareholders dated March 11, 1999 extending shareholder lock-up agreements

*incorporated by reference to Exhibit 10(M) to the filing by the Company on Form SB-2 made on February 19, 1997, SEC File No. 333-22001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THERMACELL TECHNOLOGIES, INC.

                                          /s/ John Pidorenko
                                          --------------------------------
                                          John Pidorenko
                                          President and Chief Executive Officer

Date: March 17, 1999

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